Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573


                            Prospectus Supplement
                            Dated September 17, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                         Principal Amount
                                                          of Registered
                    Selling Securityholders                    Notes
-------------------------------------------------------  ----------------
Bankers Life Insurance Company.........................       $25,000
Cova Bond - Debenture Fund.............................       300,000
Morgan Stanley Dean Witter
   Convertible Securities Trust........................     2,000,000
-------------------------------------------------------  ----------------

  Total of Above.......................................    $2,325,000
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     The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by Raytheon Company Master Pension Trust is reduced from $2,025,000 to $1,025,000.